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          Law Offices
 BALLARD SPAHR ANDREWS & INGERSOLL                          PHILADELPHIA, PA
300 EAST LOMBARD STREET, 19th FLOOR                            CAMDEN, NJ
  BALTIMORE, MARYLAND 21202-3266                               DENVER, CO
           410-529-5600                                     SALT LAKE CITY, UT
         FAX: 410-528-5650                                   WASHINGTON, DC

                                                              FILE NUMBER
                                                                684387



                                June 20, 1994

Sirote & Permutt
2222 Arlington Avenue South
P.O. Box 55727
Birmingham, Alabama 35255-5727

     Re:   Capstone Capital Corporation
           Registration on Form S-11
           (Registration No. 33-77788)
           ---------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to Capstone Capital Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 5,800,000 shares of Common Stock, $.001 par value per share (the "Shares"), by the Company, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein;

     2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;











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Sirote & Permutt
Juen 20, 1994
Page 2


        4. Resolutions adopted by the Board of Directors of the Company relating to the sale and issuance of the Shares and the organization of the Company, certified as of a recent date by the Secretary of the Company;

        5. A certificate as of a recent date of the SDAT as to the good standing of the Company;

        6. A certificate executed by Andrew L. Kizer, Secretary of the Company, dated June 20, 1994; and

        7. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

        In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

        1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding;

        2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

        3. Each individual executing any of the Documents is legally competent to do so; and

        4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete.

        The pharse "known to us" means the actual knowledge, without independent inquiry (other than receipt of the certificates referred to in paragraphs 5 and 6 above), of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.


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Sirote & Permutt
June 20, 1994
Page 3

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

        1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2. The Shares have been duly and validly authorized and, when sold and delivered against payment therefor in the manner described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

        The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

        This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,



                                        /s/ Ballard Spahr Andrews & Ingersoll
                                        -------------------------------------